EXHIBIT 21
SUBSIDIARIES OF FLOWERS FOODS, INC.

Jurisdiction of Incorporation
Name of Subsidiary	or Organization
Flowers Finance, LLC.	Delaware
Flowers Bakeries Brands, Inc.	Delaware
Derst Baking Company, LLC.	Georgia
Flowers Foods Bakeries Group, LLC.	Georgia
Flowers Baking Co. of Opelika, LLC.	Alabama
Flowers Baking Co. of Tuscaloosa, LLC.	Alabama
Bailey Street Bakery, LLC.	Alabama
Flowers Baking Co. of Birmingham, LLC.	Alabama
Flowers Baking Co. of Pine Bluff, LLC.	Arkansas
Flowers Baking Co. of Batesville, LLC.	Arkansas
Flowers Baking Co. of Florida, LLC.	Florida
Flowers Baking Co. of Miami, LLC.	Florida
Flowers Baking Co. of Jacksonville, LLC.	Florida
Flowers Baking Co. of Bradenton, LLC.	Florida
Flowers Baking Co. of Thomasville, LLC.	Georgia
Flowers Baking Co. of Villa Rica, LLC.	Georgia
Flowers Baking Co. of Tucker, LLC.	Georgia
Table Pride, LLC.	Georgia
Flowers Baking Co. of McDonough, LLC.	Georgia
Flowers Baking Co. of Kentucky, LLC	Kentucky
Flowers Baking Co. of Lafayette, LLC.	Louisiana
Flowers Baking Co. of New Orleans, LLC.	Louisiana
Flowers Baking Co. of Baton Rouge, LLC.	Louisiana
Flowers Baking Co. of Jamestown, LLC.	North Carolina
Franklin Baking Company, LLC.	North Carolina
Flowers Baking Co. of Newton, LLC.	North Carolina
Flowers Baking Co. of Memphis, LLC.	Tennessee
Flowers Baking Co. of Morristown, LLC.	Tennessee
Flowers Baking Co. of Nashville, LLC.	Tennessee
West Tennessee Baking Co., LLC.	Tennessee
Flowers Baking Co. of Houston, LLC.	Texas
Flowers Baking Co. of Texas, LLC.	Texas
Flowers Baking Co. of Tyler, LLC.	Georgia
Flowers Baking Co. of San Antonio, LLC.	Texas
Flowers Baking Co. of El Paso, LLC.	Texas
Flowers Baking Co. of Denton, LLC.	Texas
El Paso Baking Company de Mexico, S.A. de C. V.	Mexico
San Antonio Baking Co., LLC.	Texas
Austin Baking Co., LLC.	Texas
Corpus Christi Baking Co., LLC.	Texas
Leeland Baking Co., LLC.	Texas
Flowers Baking Co. of Norfolk, LLC.	Virginia

Jurisdiction of Incorporation
Name of Subsidiary	or Organization
Flowers Baking Co. of Lynchburg, LLC.	Virginia
Flowers Baking Co. of West Virginia, LLC.	West Virginia
The Donut House, LLC.	West Virginia
Storck Baking Company, LLC.	West Virginia
Flowers Specialty Foodservice Sales, LLC.	Georgia
Flowers Foods Specialty Group, LLC.	Georgia
Flowers Bakery of Atlanta, LLC.	Georgia
Flowers Bakery of Suwanee, LLC.	Georgia
Flowers Bakery of Fort Smith, LLC.	Arkansas
Flowers Bakery of Texarkana, LLC.	Arkansas
Flowers Frozen Desserts, LLC.	Georgia
Flowers Frozen Desserts Sales Group, LLC.	Georgia
Flowers Foil Company, LLC.	Georgia
Flowers Frozen Distributors, LLC.	Georgia
Flowers Frozen Desserts of Pennsylvania, LLC.	Georgia
Flowers Bakery of Crossville, LLC.	Tennessee
Flowers Specialty Snack Sales, Inc.	Tennessee
Flowers Bakery of Cleveland, LLC.	Tennessee
Flowers Bakery of London, LLC.	Kentucky
Flowers Bakery of Montgomery, LLC.	Alabama
Flowers Bakery of Winston-Salem, LLC.	North Carolina
Flowers Frozen Desserts of Pembroke, LLC.	North Carolina
Flowers Frozen Desserts of Spartanburg, LLC.	South Carolina
Flowers Specialty Brands, Inc.	South Carolina
Flowers Frozen Desserts of Stilwell, LLC.	Oklahoma
KM Acquisition Co., LLC .	Maryland